SECOND AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

This Second Amendment (this “Amendment”), effective January 4th, 2018, is made to the Expense Limitation Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”).

WHEREAS, Great-West Funds and Adviser are parties to an Expense Limitation Agreement, dated May 1, 2017, as amended on August 1, 2017 (the “Agreement”) with respect to the funds included in Schedule A attached hereto; and

WHEREAS, pursuant to Section 3.4 of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Scott C. Sipple

Name:	Ryan L. Logsdon	Name:	Scott C. Sipple

Title:	Vice President, Counsel	Title:	President & Chief Executive Officer
& Secretary

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Mary C. Maiers

Name:	Ryan L. Logsdon	Name:	Mary C. Maiers

Title:	Vice President, Counsel	Title:	Chief Financial Officer & Treasurer
& Secretary

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SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

The initial term ends on April 30, 2018 for all Funds with the exception of the Great-West Inflation-Protected Securities Fund. For the Great-West Inflation-Protected Securities Fund the initial term ends on April 30, 2019.

Fund	Expense Limitation Amount
Great-West Ariel Mid Cap Value Fund – Institutional Class, Investor Class and Class L Shares	0.70% of the average daily net assets
Great-West Bond Index Fund – Institutional Class, Investor Class and Class L Shares	0.15% of the average daily net assets
Great-West Core Bond Fund – Institutional Class, Investor Class and Class L Shares	0.35% of the average daily net assets
Great-West Goldman Sachs Mid Cap Value Fund - Institutional Class, Investor Class and Class L Shares	0.80% of the average daily net assets
Great-West Inflation-Protected Securities Fund – Institutional Class, Investor Class and Class L Shares	0.35% of the average daily net assets
Great-West International Index Fund - Institutional Class, Investor Class and Class L Shares	0.32% of the average daily net assets
Great-West Invesco Small Cap Value Fund - Institutional Class, Investor Class and Class L Shares	0.83% of the average daily net assets
Great-West Loomis Sayles Bond Fund - Institutional Class, Investor Class and Class L Shares	0.55% of the average daily net assets
Great-West Loomis Sayles Small Cap Value Fund - Institutional Class, Investor Class and Class L Shares	0.74% of the average daily net assets
Great-West MFS International Growth Fund - Institutional Class, Investor Class and Class L Shares	0.85% of the average daily net assets
Great-West MFS International Value Fund - Institutional Class, Investor Class and Class L Shares	0.72% of the average daily net assets
Great-West Multi-Manager Large Cap Growth Fund - Institutional Class, Investor Class and Class L Shares	0.65% of the average daily net assets
Great-West Multi-Manager Small Cap Growth Fund - Institutional Class, Investor Class and Class L Shares	0.84% of the average daily net assets
Great-West Putnam Equity Income Fund – Institutional Class, Investor Class and Class L Shares	0.75% of the average daily net assets
Great-West Putnam High Yield Bond Fund - Institutional Class, Investor Class and Class L Shares	0.75% of the average daily net assets
Great-West Real Estate Index Fund – Institutional Class, Investor Class and Class L Shares	0.35% of the average daily net assets
Great-West S&P 500® Index Fund - Institutional Class, Investor Class and Class L Shares	0.23% of the average daily net assets
Great-West S&P Mid Cap 400® Index Fund - Institutional Class, Investor Class and Class L Shares	0.20% of the average daily net assets
Great-West S&P Small Cap 600® Index Fund - Institutional Class, Investor Class and Class L Shares	0.21% of the average daily net assets
Great-West Short Duration Bond Fund - Institutional Class, Investor Class and Class L Shares	0.25% of the average daily net assets
Great-West T. Rowe Price Equity Income Fund - Institutional Class, Investor Class and Class L Shares	0.47% of the average daily net assets
Great-West T. Rowe Price Mid Cap Growth Fund - Institutional Class, Investor Class and Class L Shares	0.67% of the average daily net assets
Great-West Templeton Global Bond Fund - Institutional Class, Investor Class and Class L Shares	0.66% of the average daily net assets
Great-West U.S. Government Securities Fund - Institutional Class, Investor Class and Class L Shares	0.25% of the average daily net assets

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